As filed with the Securities and Exchange Commission on June 17, 2002.

                                                Registration No. 333-___________


                        SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549
                                -------------------

                                     FORM S-8

                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933
                                 -------------------

                                CAVALIER HOMES, INC.
                (Exact name of registrant as specified in its charter)

             Delaware                                           63-0949734
    (State or other jurisdiction of                          (I.R.S. Employer
     incorporation or organization)                         Identification No.)

      32 Wilson Boulevard 100
         Addison, Alabama                                         35540
(Address of Principal Executive Offices)                        (Zip Code)

                       BROUGHTON STOCK OPTION AGREEMENT, JORDAN
                        STOCK OPTION AGREEMENT AND LOWE STOCK
                                 OPTION AGREEMENT
                             (Full title of the plan)

                               -------------------

                                DAVID A. ROBERSON
                               Cavalier Homes, Inc.
                             32 Wilson Boulevard 100
                             Addison, Alabama  35540
                      (Name and address of agent for service)

                                 (256) 747-9800
             (Telephone number, including area code, of agent for service)

                                 with a copy to:

                                  PAUL S. WARE
                         Bradley Arant Rose & White LLP
                           2001 Park Place, Suite 1400
                            Birmingham, Alabama 35203
                                 (205) 521-8000

                         CALCULATION OF REGISTRATION FEE


                     Title of                                           Proposed        Proposed maximum
                   securities to                      Amount to be  maximum offering   aggregate offering     Amount of
                   be registered                       registered    price per share          price       registration fee
----------------------------------------------------- ------------- ------------------ ------------------ ----------------

Common Stock, $0.01 par value....................     51,000 shares     $3.93 (1)        $200,430.00 (1)       $18.44

Rights to Purchase Series A Junior
 Participating Preferred Stock...................     51,000 rights
===================================================== ============= ================== ================== ================

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), which has been calculated on the basis of the average of the high and low prices reported on June 13, 2002 on the New York Stock Exchange, which price was $3.93 per share. Rights to Purchase Series A Junior Participating Preferred Stock are currently attached to and trade with the shares of Registrant Common Stock being registered hereby. Value attributable to rights, if any, is reflected in the market price of Registrant Common Stock.

           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         The documents incorporated by reference into Item 3 of Part II of this Registration Statement (not including exhibits to the information that is incorporated by reference, unless such exhibits are specifically incorporated by reference into the information that this Registration Statement incorporates) are incorporated by reference into the Section 10(a) Prospectus and are available, without charge, to the participants upon written or oral request to Michael R. Murphy, Cavalier Homes, Inc., Post Office Box 540, 32 Wilson Boulevard 100, Addison, Alabama 35540 (telephone number 256-747-9800). The documents containing the information requested by Part I of Form S-8, and all reports, proxy statements and other communications distributed generally to the security holders of Cavalier Homes, Inc. are available, without charge, to participants upon written or oral request to Michael R. Murphy, Cavalier Homes, Inc., Post Office Box 540, 32 Wilson Boulevard 100, Addison, Alabama 35540 (telephone number 256-747-9800).

                                    PART II


                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.    Incorporation of Documents by Reference.

           The following documents filed by Cavalier Homes, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference as of their respective dates:

           (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

           (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 30, 2002, filed pursuant to Section 13(a) of the Exchange Act;

           (3) The Company's Proxy Statement dated April 5, 2002 for the Company's 2002 Annual Shareholder Meeting, filed pursuant to Section 14 of the Exchange Act;

           (4) The description of the Company's common stock, par value $0.01 per share (the "Common Stock"), appearing in the Company's Registration Statement on Form 8-A, filed with the Commission under the Exchange Act on December 9, 1987, as amended by the Company's Form 8-A dated December 16, 1987, and as updated (A) in the Registration Statement on Form S-3, effective June 23, 1993 (File No. 1-9792), to reflect the increase in the number of shares of authorized Common Stock from 5,000,000 shares to 15,000,000 shares, (B) by the Registration Statement on Form 8-A filed with the Commission under the Exchange Act on December 2, 1994 (File No. 1-9792), reflecting the listing of the Common Stock on the NYSE, (C) under the caption "Proposed Amendment to Certificate of Incorporation" in the Company's Proxy Statement dated March 25, 1997 (File No. 1-9792) to reflect the increase of the number of shares of authorized Common Stock from 15,000,000 to 50,000,000, and (D) under the caption "Description of Cavalier Capital Stock" in the Company's Registration Statement on Form S-4, filed with the Commission on December 2, 1997 (Registration No. 333-41319); and

           (5) The description of the Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A filed with the Commission under the Exchange Act on October 29, 1996 (File No. 1-9792), and as amended by the Company's Form 8-A filed on November 11, 1996 (File No. 1-9792).

           All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part of the Registration Statement from the date of the filing of such documents.

Item 6.    Indemnification of Directors and Officers.

           The Amended and Restated By-laws of the Company provide that the Company will indemnify its directors and officers in actions, suits or proceedings (other than derivative actions) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such director or officer if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The By-laws give the Company the power in its discretion to indemnify any employee or agent of the Company in the same manner as the Company is required to indemnify its officers and directors pursuant to the foregoing sentence. The By-laws provide that the Company will indemnify any director or officer of the Company who is a party to any derivative action on behalf of the Company against expenses (including attorneys' fees) actually and reasonably incurred by such director or officer if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Company, and except that no indemnification will be made in respect of any claim as to which such person will have been judged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought will determine that such person is fairly and reasonably entitled to indemnity. The By-laws give the Company the power in its discretion to indemnify any employee or agent of Company in the same manner as the Company is required to indemnify its officers and directors pursuant to the foregoing sentence. The By-laws further provide that the Company may purchase and maintain insurance on behalf of its respective directors, officers, employees or agents.

           Section 145 of the Delaware General Corporation Law contains provisions governing the indemnification of directors and officers by Delaware corporations. The statute provides that a corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

           Indemnification of expenses (including attorneys' fees) and amounts paid in settlement is permitted in derivative actions, except that indemnification is not allowed for any claim, issue or matter in which such person has been found liable to the corporation unless and to the extent that the Delaware Court of Chancery or the court in which such action was brought decides indemnification is proper. To the extent that any such person has been successful on the merits or otherwise in defense of an action, suit or proceeding, or in defense of a claim, issue or matter in the action, suit or proceeding, he or she will be indemnified against actual and reasonable expenses (including attorneys' fees) incurred by him or her in connection with the action, suit or proceeding, and any action, suit or proceeding brought to enforce the mandatory indemnification provided under the Delaware General Corporation Law.

           A determination that the person to be indemnified meets the applicable standard of conduct and an evaluation of the reasonableness of the expenses incurred and amounts paid in settlement must be made by a majority vote of a quorum of the board of directors who are not parties or threatened to be made parties to the action, suit or proceeding, even though less than a quorum, or by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, or by the stockholders.

           Under the Delaware General Corporation Law, a corporation may pay or reimburse the reasonable expenses incurred by a director or officer who is a party or threatened to be made a party to an action, suit or proceeding in advance of final disposition of the proceeding if the person furnishes the corporation a written undertaking to repay the advance if it is ultimately determined that he or she was not entitled to be indemnified.

           The indemnification provisions of the Delaware General Corporation Law are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. The indemnification provided for under the Delaware General Corporation Law continues as to a person who ceases to be a director or officer.

           The Company's Amended and Restated Certificate of Incorporation, as amended, provides that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or may be hereafter amended, or (iv) for any transaction from which the director derived an improper personal benefit.

           The Delaware General Corporation Law permits the Company to purchase insurance on behalf of its directors and officers against liabilities arising out of their positions with the Company, whether or not such liabilities would be within the above indemnification provisions. Pursuant to this authority and as authorized by its By-laws, the Company maintains such insurance on behalf of its directors and officers.


Item 8.  Exhibits.

         The following Exhibits are filed as a part of the Registration
Statement:

*4(a) The Certificate of Designation of Series A Junior Participating Preferred Stock of Cavalier Homes, Inc. as filed with the Office of the Delaware Secretary of State on October 24, 1996 and filed as Exhibit A to Exhibit 4 to Cavalier Homes, Inc.'s Registration Statement on Form 8-A filed on October 30, 1996.
*4(b) Rights Agreement between Cavalier Homes, Inc. and ChaseMellon Shareholder Services, LLC, filed as Exhibit 4 to Cavalier Homes,
        Inc.'s Current Report on Form 8-K dated October 30, 1996.
*4(c) Articles four, six, seven, eight and nine of Cavalier Homes, Inc.'s Amended and Restated Certificate of Incorporation, as amended, filed as
        Exhibit 3(a) to Cavalier Homes, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.
*4(d) Article II, Sections 2.1 through 2.18; Article III, Sections 3.1 and 3.2; Article IV, Sections 4.1 and 4.3; Article VI, Sections 6.1 through 6.5; Article VIII, Sections 8.1 and 8.2; and Article IX of the Company's Amended and Restated By-laws, included in the Amended and Restated By-laws of Cavalier Homes, Inc. filed as Exhibit 3(d) to Cavalier Homes, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 27, 1997, and the amendments thereto filed as Exhibit 3(e) to Cavalier Homes, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 26, 1997 and as Exhibit 3(c) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 25, 1998.
 4(e)   Form of Stock Option Agreement between Cavalier Homes, Inc. and Thomas
        A. Broughton, III dated January 29, 2002.
 4(f) Form of Stock Option Agreement between Cavalier Homes, Inc. and Lee Roy Jordan dated January 29, 2002.
 4(g) Form of Stock Option Agreement between Cavalier Homes, Inc. and John W Lowe dated January 29, 2002.
23(a)   Consent of Deloitte & Touche LLP.
24      Powers of Attorney.

*  Incorporated by reference.


Item 9.    Undertakings

           (a)    The undersigned registrant hereby undertakes:

                  (1) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, State of Alabama, on June 17, 2002.


                                        CAVALIER HOMES, INC.


                                By:    /s/ DAVID A. ROBERSON
                                       -----------------------------------------
                                       Its President and Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


               Signature                                             Title                             Date

        /s/ DAVID A. ROBERSON                                    Director and                      June 17, 2002
--------------------------------------------              Principal Executive Officer
          David A. Roberson


        /s/ MICHAEL R. MURPHY                                    Director and                      June 17, 2002
--------------------------------------------                      Principal
          Michael R. Murphy                                    Accounting and
                                                              Financial Officer


                  *                                   Chairman of the Board and Director           June 17, 2002
--------------------------------------------
          Barry B. Donnell


                  *                                                Director                        June 17, 2002
--------------------------------------------
           John W. Allison


                  *                                                Director                        June 17, 2002
--------------------------------------------
      Thomas A. Broughton, III


                  *                                                Director                        June 17, 2002
--------------------------------------------
             John W Lowe


                  *                                                Director                        June 17, 2002
--------------------------------------------
           Lee Roy Jordan


                  *                                                Director                        June 17, 2002
--------------------------------------------
           Gerald W. Moore


                  *                                                Director                        June 17, 2002
--------------------------------------------
       A. Douglas Jumper, Sr.


                  *                                                Director                        June 17, 2002
--------------------------------------------
            Mike Kennedy



  *     /s/ MICHAEL R. MURPHY                                                                      June 17, 2002
--------------------------------------------
          Michael R. Murphy
         as Attorney-in-fact

                                 INDEX TO EXHIBITS


Exhibit Number                                              Page in Sequentially
                                   Description                 Numbered Filing

*4(a) The Certificate of Designation of Series A Junior Participating Preferred Stock of Cavalier Homes, Inc. as filed with the Office of the Delaware Secretary of State on October 24, 1996 and filed as Exhibit A to Exhibit 4 to Cavalier Homes, Inc.'s Registration Statement on Form 8-A filed on October 30, 1996.
*4(b) Rights Agreement between Cavalier Homes, Inc. and ChaseMellon Shareholder Services, LLC, filed as Exhibit 4 to
          Cavalier Homes, Inc.'s Current Report on Form 8-K dated October 30, 1996.
*4(c) Articles four, six, seven, eight and nine of Cavalier Homes, Inc.'s Amended and Restated Certificate of Incorporation, as amended, filed as Exhibit 3(a) to Cavalier Homes, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.
*4(d) Article II, Sections 2.1 through 2.18; Article III, Sections 3.1 and 3.2; Article IV, Sections 4.1 and 4.3; Article VI, Sections 6.1 through 6.5; Article VIII, Sections 8.1 and 8.2; and Article IX of the Company's Amended and Restated By-laws, included in the Amended and Restated By-laws of Cavalier Homes, Inc. filed as Exhibit 3(d) to Cavalier Homes, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 27, 1997, and the amendments thereto filed as Exhibit 3(e) to Cavalier Homes, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 26, 1997 and as Exhibit 3(c) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 25, 1998.
 4(e) Form of Stock Option Agreement between Cavalier Homes, Inc. and Thomas A Broughton, III dated January 29, 2002.
 4(f) Form of Stock Option Agreement between Cavalier Homes, Inc. and Lee Roy Jordan dated January 29, 2002.
 4(g) Form of Stock Option Agreement between Cavalier Homes, Inc. and John W Lowe dated January 29, 2002.
23(a)     Consent of Deloitte & Touche LLP.
24        Powers of Attorney.


*  Incorporated by reference.

                                                                    EXHIBIT 4(e)


                               STOCK OPTION AGREEMENT
                                      BETWEEN
                  CAVALIER HOMES, INC. AND THOMAS A. BROUGHTON, III

                  THIS AGREEMENT (the "Agreement") is made and entered into effective as of the 29th day of January, 2002, by and between CAVALIER HOMES, INC., a Delaware corporation (the "Company"), and Thomas A. Broughton, III, a director of the Company (the "Optionee").

                                 W I T N E S S E T H:
                                 --------------------

                  WHEREAS, the Company has determined that it is appropriate and desirable to grant certain non-qualified options to the Optionee out of shares of common stock of the Company held in treasury;

                  WHEREAS, the Optionee desires to obtain options to purchase shares of common stock of the Company; and

                  WHEREAS, the Company is willing to grant an option to purchase shares of common stock of the Company held in treasury, subject to the terms and conditions contained in this Agreement.

                  NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                  1. Subject to the terms and conditions herein, the Company has granted, and does hereby grant, unto the Optionee the right and option to purchase (the "Option") from the Company an aggregate of Seventeen Thousand (17,000) whole shares of the Company's common stock from treasury stock of the Company, at and for a purchase price equal to $3.40 per share.

                  2. The Option shall be exercised by written notice of the Optionee's intent to exercise the Option with respect to the number of shares of common stock then being exercised delivered to the Company as its principal office in the State of Alabama, and payment in full to the Company at said office of the amount of the Option price for the number of shares of common stock then being purchased. The Option price shall be payable in full in cash at the time of the exercise of the Option.

                  3. The Option may be exercised and common stock may be purchase by the Optionee as the result of such exercise only within the periods and to the extent hereinafter set forth, namely:

                           (a)      The Option  may only be  exercised  in whole
or in part after six months from the date of the grant of the Option and prior to the expiration of the Option.

                           (b)      In the event the  directorship  of an
Optionee shall be terminated for any reason other than for cause (as defined in Exhibit A hereto), the Option may be exercised (to the extent that the Optionee shall have been entitled to do so at the date of his termination) at any time prior to the expiration date of the Option or within twelve months after the date of such termination, whichever is earlier.

                           (c)      If the  directorship of the Optionee is
terminated for cause, the Option shall terminate and become null and void immediately upon the termination of the Optionee.

                           (d)      If the Optionee  shall die or become
totally and permanently disabled (as set forth in Exhibit A hereto) while he is a director or within 12 months after the termination of continuously being a director of the Company and the Optionee has not otherwise been terminated for cause, the Option may be exercised (to the extent that Optionee would otherwise have been entitled to do so at the date of such death or total and permanent disability) by such Optionee, his personal representative, executor or administrator of the estate of the Optionee or other allowable transferee, at any time after such death or disability and before the earlier of twelve months or the expiration date of the Option.

                           (e)      The Option may be  exercised  in full at one
time as to the total number of shares of common stock provided for herein, or in part as to a specified number of shares provided for herein; provided that there shall be no partial exercise at any one time of the lessor of 1) the balance of shares of common stock subject to this Option or 2) ten percent (10%) of the number of shares of common stock initially subject to the Option.

                           (f)      In no event shall the period for  exercising
the Option exceed ten years from the effective date of this Agreement.

                  At 5:00 P.M., Addison Alabama time, on the 29th day of January, 2012 (the tenth anniversary of this Option), the right and option granted herein to purchase shares of common stock shall cease and expire, and the shares covered thereby shall be considered released to the Company. The date and time of such expiration of the Option are hereinafter referred to as the "Time of Expiration."

                  4. In case of any exercise of the Option, this Agreement, accompanied by payment of the full purchase price for the shares of common stock then being purchased, shall be surrendered to the Company. The Company will thereupon cause to be issued and delivered to the Optionee, as soon as reasonably may be done in accordance with the terms of this Agreement, a certificate or certificates, representing the shares of common stock so purchased and fully paid for. In the event of a partial exercise, the Company will endorse on the Agreement the fact that the Option has been partially exercised on such date, setting forth the extent of such exercise.


                  5. The option rights granted herein are in all respects subject to and conditioned upon the registration of the shares subject to the Option with the Securities and Exchange Commission. In the event that such registration does not occur, this Agreement shall be deemed to be null and void and to have conveyed no rights to the Optionee hereunder.

                  6. The option rights granted herein are personal to the Optionee and may not in any manner or respect be assigned or transferred otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and are exercisable during the Optionee's lifetime only by the Optionee. To the extent the Option is not exercised, the shares covered hereby shall be considered released to the Company.

                  7. The option rights granted herein are in all respects subject to, and shall be governed and determined by, any rules which might be adopted by the Board of Directors of the Company with respect thereto to the same extent and with the same effect as if set forth fully herein.

                  8. (a) In the event that the outstanding shares of common stock of the Company are increased, decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company after the effective date of this Agreement by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination of shares, stock split, or stock dividend, the number of shares of stock subject to this Option, and the exercise price thereof, shall be adjusted appropriately.

                           (b)      In the event that prior to the Time of
Expiration the Company undergoes (i) a dissolution or liquidation, or (ii) any merger, consolidation or combination, other than (A) any merger, consolidation or combination that is solely for the purpose of changing the domicile of the Company, and (B) any merger, consolidation or combination that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation or combination, or (iii) in the event of any sale of substantially all the assets of the Company or a sufficient amount of common stock in the Company (whether by tender offer, original issuance, or a single or series of related stock purchase and sale agreements and/or transactions) sufficient to confer on the purchaser or purchasers thereof (whether individually or in a group) the ability to elect a majority of the Board of Directors of the Company, the Option granted herein shall terminate; provided, however, that the Optionee shall have the right, immediately prior to such dissolution, liquidation, merger, consolidation, or stock or asset sale to exercise the Option in full.
In the event of a transaction of the kind described in (ii) above, nothing contained herein shall prevent the Board and the Board of Directors of the surviving corporation from converting the Option into an option to purchase stock in the surviving corporation on a fair and equal basis.

                           (c)      The  foregoing  adjustments  and the manner
of application of the foregoing provisions shall be determined solely by the Board of Directors, and any such adjustment shall provide for the elimination of fractional shares interests.

                  9. Optionee or a transferee shall have no rights as a stockholder of the Company with respect to any shares subject to this Option in whole or in part, prior to the purchase of such shares of common stock by exercise of this Option pursuant to this Agreement

                  10. This Agreement shall terminate at the Time of Expiration.

                  11. This Agreement shall be governed by and construed in accordance with the laws of the State of Alabama, without regard to any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive laws of another jurisdiction. Any invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

                  12. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective executors, administrators, personal representatives, legal representatives, heirs, and successors in interest.

                  13. This Agreement may be executed in any number of counterparts, each of which shall be considered an original, and such counterparts shall, together, constitute and be one and the same instrument.

                  14. Upon demand by the Company, the Optionee agrees to deliver to the Company at the time of any complete or partial exercise of this Option a written representation that the shares of common stock being acquired upon such exercise are being acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of this Option and prior to the expiration of the Option period shall be a condition precedent to the right of the Optionee or any other persons to purchase shares hereunder.

                  15. The Optionee hereby consents to any withholding and other actions that the Company deems reasonably necessary to enable the Company to obtain the benefit of an income tax deduction under the Internal Revenue Code of 1986, as amended, and any related state or local income tax laws, in the amount of the difference between the Option exercise price of the common stock and its fair market value on the date of exercise or the lapse of a restriction, as applicable.

                  IN WITNESS WHEREOF, this Agreement has been executed by the Company and the Optionee effective as of the date first above written.

                                                CAVALIER HOMES, INC.


                                             By ________________________________
                                                David A. Roberson
                                                Its President

                                                OPTIONEE:


                                                --------------------------------
                                                Thomas A. Broughton, III

                                    EXHIBIT A

                                   DEFINITIONS


"Cause" shall mean a good faith express determination by the Board of Directors of the Company that the Optionee has been guilty of willful misconduct or dishonesty, or a good faith express determination by the Board of Directors of the Company that the Optionee has been derelict and has breached or has grossly neglected the Optionee's duty to the Company.

"Disabled" with respect to an Optionee shall mean physical or mental inability to perform his or her normal duties as a director of the Company as determined by a physician selected by the Board of Directors after an examination of such Optionee; provided, however, that if such Optionee fails or refuses to cooperate in such examination, the determination of "totally and permanently disabled" shall be made by the Board of Directors of the Company in its sole discretion.

                  Pursuant to Paragraph (4) hereof, record partial exercise below:

                                PARTIAL EXERCISE
No. of Shares                       Date of                   No. of Shares             Signature of
Exercised                           Exercise                    Remaining               Endorsing Officer

                                                                    EXHIBIT 4(f)


                               STOCK OPTION AGREEMENT
                                      BETWEEN
                       CAVALIER HOMES, INC. AND LEE ROY JORDAN


                  THIS AGREEMENT (the "Agreement") is made and entered into effective as of the 29th day of January, 2002, by and between CAVALIER HOMES, INC., a Delaware corporation (the "Company"), and Lee Roy Jordan, a director of the Company (the "Optionee").

                                 W I T N E S S E T H:
                                 --------------------

                  WHEREAS, the Company has determined that it is appropriate and desirable to grant certain non-qualified options to the Optionee out of shares of common stock of the Company held in treasury;

                  WHEREAS, the Optionee desires to obtain options to purchase shares of common stock of the Company; and

                  WHEREAS, the Company is willing to grant an option to purchase shares of common stock of the Company held in treasury, subject to the terms and conditions contained in this Agreement.

                  NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                  1. Subject to the terms and conditions herein, the Company has granted, and does hereby grant, unto the Optionee the right and option to purchase (the "Option") from the Company an aggregate of Seventeen Thousand (17,000) whole shares of the Company's common stock from treasury stock of the Company, at and for a purchase price equal to $3.40 per share.

                  2. The Option shall be exercised by written notice of the Optionee's intent to exercise the Option with respect to the number of shares of common stock then being exercised delivered to the Company as its principal office in the State of Alabama, and payment in full to the Company at said office of the amount of the Option price for the number of shares of common stock then being purchased. The Option price shall be payable in full in cash at the time of the exercise of the Option.

                  3. The Option may be exercised and common stock may be purchase by the Optionee as the result of such exercise only within the periods and to the extent hereinafter set forth, namely:


                           (a)      The Option  may only be  exercised  in whole
or in part after six months from the date of the grant of the Option and prior to the expiration of the Option.

                           (b)      In the event the  directorship  of an
Optionee shall be terminated for any reason other than for cause (as defined in Exhibit A hereto), the Option may be exercised (to the extent that the Optionee shall have been entitled to do so at the date of his termination) at any time prior to the expiration date of the Option or within twelve months after the date of such termination, whichever is earlier.

                           (c)      If the  directorship of the Optionee is
terminated for cause, the Option shall terminate and become null and void immediately upon the termination of the Optionee.

                           (d)      If the Optionee  shall die or become totally
and permanently disabled (as set forth in Exhibit A hereto) while he is a director or within 12 months after the termination of continuously being a director of the Company and the Optionee has not otherwise been terminated for cause, the Option may be exercised (to the extent that Optionee would otherwise have been entitled to do so at the date of such death or total and permanent disability) by such Optionee, his personal representative, executor or administrator of the estate of the Optionee or other allowable transferee, at any time after such death or disability and before the earlier of twelve months or the expiration date of the Option.

                           (e)      The Option may be  exercised  in full at one
time as to the total number of shares of common stock provided for herein, or in part as to a specified number of shares provided for herein; provided that there shall be no partial exercise at any one time of the lessor of 1) the balance of shares of common stock subject to this Option or 2) ten percent (10%) of the number of shares of common stock initially subject to the Option.

                           (f)      In no event shall the period for  exercising
the Option exceed ten years from the effective date of this Agreement.

                  At 5:00 P.M., Addison Alabama time, on the 29th day of January, 2012 (the tenth anniversary of this Option), the right and option granted herein to purchase shares of common stock shall cease and expire, and the shares covered thereby shall be considered released to the Company. The date and time of such expiration of the Option are hereinafter referred to as the "Time of Expiration."

                  4. In case of any exercise of the Option, this Agreement, accompanied by payment of the full purchase price for the shares of common stock then being purchased, shall be surrendered to the Company. The Company will thereupon cause to be issued and delivered to the Optionee, as soon as reasonably may be done in accordance with the terms of this Agreement, a certificate or certificates, representing the shares of common stock so purchased and fully paid for. In the event of a partial exercise, the Company will endorse on the Agreement the fact that the Option has been partially exercised on such date, setting forth the extent of such exercise.


                  5. The option rights granted herein are in all respects subject to and conditioned upon the registration of the shares subject to the Option with the Securities and Exchange Commission. In the event that such registration does not occur, this Agreement shall be deemed to be null and void and to have conveyed no rights to the Optionee hereunder.

                  6. The option rights granted herein are personal to the Optionee and may not in any manner or respect be assigned or transferred otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and are exercisable during the Optionee's lifetime only by the Optionee. To the extent the Option is not exercised, the shares covered hereby shall be considered released to the Company.

                  7. The option rights granted herein are in all respects subject to, and shall be governed and determined by, any rules which might be adopted by the Board of Directors of the Company with respect thereto to the same extent and with the same effect as if set forth fully herein.

                  8. (a) In the event that the outstanding shares of common stock of the Company are increased, decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company after the effective date of this Agreement by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination of shares, stock split, or stock dividend, the number of shares of stock subject to this Option, and the exercise price thereof, shall be adjusted appropriately.

                     (b) In the event that prior to the Time of Expiration the Company undergoes (i) a dissolution or liquidation, or (ii) any merger, consolidation or combination, other than (A) any merger, consolidation or combination that is solely for the purpose of changing the domicile of the Company, and (B) any merger, consolidation or combination that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation or combination, or (iii) in the event of any sale of substantially all the assets of the Company or a sufficient amount of common stock in the Company (whether by tender offer, original issuance, or a single or series of related stock purchase and sale agreements and/or transactions) sufficient to confer on the purchaser or purchasers thereof (whether individually or in a group) the ability to elect a majority of the Board of Directors of the Company, the Option granted herein shall terminate; provided, however, that the Optionee shall have the right, immediately prior to such dissolution, liquidation, merger, consolidation, or stock or asset sale to exercise the Option in full. In the event of a transaction of the kind described in (ii) above, nothing contained herein shall prevent the Board and the Board of Directors of the surviving corporation from converting the Option into an option to purchase stock in the surviving corporation on a fair and equal basis.

                           (c)      The  foregoing  adjustments  and the manner
of application of the foregoing provisions shall be determined solely by the Board of Directors, and any such adjustment shall provide for the elimination of fractional shares interests.

                  9. Optionee or a transferee shall have no rights as a stockholder of the Company with respect to any shares subject to this Option in whole or in part, prior to the purchase of such shares of common stock by exercise of this Option pursuant to this Agreement.

                  10. This Agreement shall terminate at the Time of Expiration.

                  11. This Agreement shall be governed by and construed in accordance with the laws of the State of Alabama, without regard to any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive laws of another jurisdiction. Any invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

                  12. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective executors, administrators, personal representatives, legal representatives, heirs, and successors in interest.

                  13. This Agreement may be executed in any number of counterparts, each of which shall be considered an original, and such counterparts shall, together, constitute and be one and the same instrument.

                  14. Upon demand by the Company, the Optionee agrees to deliver to the Company at the time of any complete or partial exercise of this Option a written representation that the shares of common stock being acquired upon such exercise are being acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of this Option and prior to the expiration of the Option period shall be a condition precedent to the right of the Optionee or any other persons to purchase shares hereunder.

                  15. The Optionee hereby consents to any withholding and other actions that the Company deems reasonably necessary to enable the Company to obtain the benefit of an income tax deduction under the Internal Revenue Code of 1986, as amended, and any related state or local income tax laws, in the amount of the difference between the Option exercise price of the common stock and its fair market value on the date of exercise or the lapse of a restriction, as applicable.

                  IN WITNESS WHEREOF, this Agreement has been executed by the Company and the Optionee effective as of the date first above written.


                                                CAVALIER HOMES, INC.


                                             By ________________________________
                                                David A. Roberson
                                                Its President


                                                OPTIONEE:


                                                --------------------------------
                                                Lee Roy Jordan

                                    EXHIBIT A

                                   DEFINITIONS


"Cause" shall mean a good faith express determination by the Board of Directors of the Company that the Optionee has been guilty of willful misconduct or dishonesty, or a good faith express determination by the Board of Directors of the Company that the Optionee has been derelict and has breached or has grossly neglected the Optionee's duty to the Company.

"Disabled" with respect to an Optionee shall mean physical or mental inability to perform his or her normal duties as a director of the Company as determined by a physician selected by the Board of Directors after an examination of such Optionee; provided, however, that if such Optionee fails or refuses to cooperate in such examination, the determination of "totally and permanently disabled" shall be made by the Board of Directors of the Company in its sole discretion.

                  Pursuant to Paragraph (4) hereof, record partial exercise below:

                                PARTIAL EXERCISE
No. of Shares                       Date of                   No. of Shares             Signature of
Exercised                           Exercise                    Remaining               Endorsing Officer

                                                                    EXHIBIT 4(g)



                               STOCK OPTION AGREEMENT
                                      BETWEEN
                        CAVALIER HOMES, INC. AND JOHN W LOWE

--------------------------------------------------------------------------------
                  THIS AGREEMENT (the "Agreement") is made and entered into effective as of the 29th day of January, 2002, by and between CAVALIER HOMES, INC., a Delaware corporation (the "Company"), and John W Lowe, a director of the Company (the "Optionee").

                                W I T N E S S E T H:
                                --------------------

                  WHEREAS, the Company has determined that it is appropriate and desirable to grant certain non-qualified options to the Optionee out of shares of common stock of the Company held in treasury;

                  WHEREAS, the Optionee desires to obtain options to purchase shares of common stock of the Company; and

                  WHEREAS, the Company is willing to grant an option to purchase shares of common stock of the Company held in treasury, subject to the terms and conditions contained in this Agreement.

                  NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                  1. Subject to the terms and conditions herein, the Company has granted, and does hereby grant, unto the Optionee the right and option to purchase (the "Option") from the Company an aggregate of Seventeen Thousand (17,000) whole shares of the Company's common stock from treasury stock of the Company, at and for a purchase price equal to $3.40 per share.

                  2. The Option shall be exercised by written notice of the Optionee's intent to exercise the Option with respect to the number of shares of common stock then being exercised delivered to the Company as its principal office in the State of Alabama, and payment in full to the Company at said office of the amount of the Option price for the number of shares of common stock then being purchased. The Option price shall be payable in full in cash at the time of the exercise of the Option.

                  3. The Option may be exercised and common stock may be purchase by the Optionee as the result of such exercise only within the periods and to the extent hereinafter set forth, namely:

                           (a)      The Option  may only be  exercised  in whole
or in part after six months from the date of the grant of the Option and prior to the expiration of the Option.

                           (b)      In the event the  directorship  of an
Optionee shall be terminated for any reason other than for cause (as defined in Exhibit A hereto), the Option may be exercised (to the extent that the Optionee shall have been entitled to do so at the date of his termination) at any time prior to the expiration date of the Option or within twelve months after the date of such termination, whichever is earlier.

                           (c)      If the  directorship of the Optionee is
terminated for cause, the Option shall terminate and become null and void immediately upon the termination of the Optionee.

                           (d)      If the  Optionee  shall die or become
totally and permanently disabled (as set forth in Exhibit A hereto) while he is a director or within 12 months after the termination of continuously being a director of the Company and the Optionee has not otherwise been terminated for cause, the Option may be exercised (to the extent that Optionee would otherwise have been entitled to do so at the date of such death or total and permanent disability) by such Optionee, his personal representative, executor or administrator of the estate of the Optionee or other allowable transferee, at any time after such death or disability and before the earlier of twelve months or the expiration date of the Option.

                           (e)      The Option may be exercised  in full at one
time as to the total number of shares of common stock provided for herein, or in part as to a specified number of shares provided for herein; provided that there shall be no partial exercise at any one time of the lessor of 1) the balance of shares of common stock subject to this Option or 2) ten percent (10%) of the number of shares of common stock initially subject to the Option.

                           (f)      In no event shall the period for  exercising
the Option  exceed ten years from the  effective  date of this Agreement.

                  At 5:00 P.M., Addison Alabama time, on the 29th day of January, 2012 (the tenth anniversary of this Option), the right and option granted herein to purchase shares of common stock shall cease and expire, and the shares covered thereby shall be considered released to the Company. The date and time of such expiration of the Option are hereinafter referred to as the "Time of Expiration."

                  4. In case of any exercise of the Option, this Agreement, accompanied by payment of the full purchase price for the shares of common stock then being purchased, shall be surrendered to the Company. The Company will thereupon cause to be issued and delivered to the Optionee, as soon as reasonably may be done in accordance with the terms of this Agreement, a certificate or certificates, representing the shares of common stock so purchased and fully paid for. In the event of a partial exercise, the Company will endorse on the Agreement the fact that the Option has been partially exercised on such date, setting forth the extent of such exercise.

                  5. The option rights granted herein are in all respects subject to and conditioned upon the registration of the shares subject to the Option with the Securities and Exchange Commission. In the event that such registration does not occur, this Agreement shall be deemed to be null and void and to have conveyed no rights to the Optionee hereunder.

                  6. The option rights granted herein are personal to the Optionee and may not in any manner or respect be assigned or transferred otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and are exercisable during the Optionee's lifetime only by the Optionee. To the extent the Option is not exercised, the shares covered hereby shall be considered released to the Company.

                  7. The option rights granted herein are in all respects subject to, and shall be governed and determined by, any rules which might be adopted by the Board of Directors of the Company with respect thereto to the same extent and with the same effect as if set forth fully herein.

                  8. (a) In the event that the outstanding shares of common stock of the Company are increased, decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company after the effective date of this Agreement by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination of shares, stock split, or stock dividend, the number of shares of stock subject to this Option, and the exercise price thereof, shall be adjusted appropriately.

                     (b) In the event that prior to the Time of Expiration the Company undergoes (i) a dissolution or liquidation, or (ii) any merger, consolidation or combination, other than (A) any merger, consolidation or combination that is solely for the purpose of changing the domicile of the Company, and (B) any merger, consolidation or combination that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation or combination, or (iii) in the event of any sale of substantially all the assets of the Company or a sufficient amount of common stock in the Company (whether by tender offer, original issuance, or a single or series of related stock purchase and sale agreements and/or transactions) sufficient to confer on the purchaser or purchasers thereof (whether individually or in a group) the ability to elect a majority of the Board of Directors of the Company, the Option granted herein shall terminate; provided, however, that the Optionee shall have the right, immediately prior to such dissolution, liquidation, merger, consolidation, or stock or asset sale to exercise the Option in full. In the event of a transaction of the kind described in (ii) above, nothing contained herein shall prevent the Board and the Board of Directors of the surviving corporation from converting the Option into an option to purchase stock in the surviving corporation on a fair and equal basis.

                     (c) The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Board of Directors, and any such adjustment shall provide for the elimination of fractional shares interests.

                  9. Optionee or a transferee shall have no rights as a stockholder of the Company with respect to any shares subject to this Option in whole or in part, prior to the purchase of such shares of common stock by exercise of this Option pursuant to this Agreement

                  10.This Agreement shall terminate at the Time of Expiration.

                  11. This Agreement shall be governed by and construed in accordance with the laws of the State of Alabama, without regard to any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive laws of another jurisdiction. Any invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

                  12. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective executors, administrators, personal representatives, legal representatives, heirs, and successors in interest.

                  13. This Agreement may be executed in any number of counterparts, each of which shall be considered an original, and such counterparts shall, together, constitute and be one and the same instrument.

                  14. Upon demand by the Company, the Optionee agrees to deliver to the Company at the time of any complete or partial exercise of this Option a written representation that the shares of common stock being acquired upon such exercise are being acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of this Option and prior to the expiration of the Option period shall be a condition precedent to the right of the Optionee or any other persons to purchase shares hereunder.

                  15. The Optionee hereby consents to any withholding and other actions that the Company deems reasonably necessary to enable the Company to obtain the benefit of an income tax deduction under the Internal Revenue Code of 1986, as amended, and any related state or local income tax laws, in the amount of the difference between the Option exercise price of the common stock and its fair market value on the date of exercise or the lapse of a restriction, as applicable.

                  IN WITNESS WHEREOF, this Agreement has been executed by the Company and the Optionee effective as of the date first above written.

                                                   CAVALIER HOMES, INC.

                                                By
                                                   -----------------------------
                                                   David A. Roberson
                                                   Its President

                                                   OPTIONEE:

                                                   -----------------------------
                                                   John W Lowe

                                    EXHIBIT A

                                   DEFINITIONS

"Cause" shall mean a good faith express determination by the Board of Directors of the Company that the Optionee has been guilty of willful misconduct or dishonesty, or a good faith express determination by the Board of Directors of the Company that the Optionee has been derelict and has breached or has grossly neglected the Optionee's duty to the Company.

"Disabled" with respect to an Optionee shall mean physical or mental inability to perform his or her normal duties as a director of the Company as determined by a physician selected by the Board of Directors after an examination of such Optionee; provided, however, that if such Optionee fails or refuses to cooperate in such examination, the determination of "totally and permanently disabled" shall be made by the Board of Directors of the Company in its sole discretion.

                  Pursuant to Paragraph (4) hereof, record partial exercise below:

                                         PARTIAL EXERCISE
No. of Shares                       Date of                   No. of Shares             Signature of
Exercised                           Exercise                    Remaining               Endorsing Officer

                                                                   EXHIBIT 23(a)

                            INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Cavalier Homes, Inc. on Form S-8 of our report dated February 22, 2002, appearing in the Annual Report on Form 10-K of Cavalier Homes, Inc. for the year ended December 31, 2001.

         /s/ Deloitte & Touche LLP



         Birmingham, Alabama
         June 14, 2002

STATE OF ALABAMA        )
COUNTY OF WINSTON       )

                                 EXHIBIT 24




                             POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that the undersigned director whose signature appears below hereby constitutes and appoints David A. Roberson and Michael R. Murphy, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign of a registration statement of Cavalier Homes, Inc. on Form S-8 relating to the stock option agreements entered into with Messrs. Broughton, Jordan and Lowe, including all amendments to such registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and with any state securities commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


Dated as of this 11th day of June, 2002.            /s/ DAVID A. ROBERSON
                                                    ---------------------
                                                      David A. Roberson

Dated as of this 11th day of June, 2002.            /s/ MICHAEL R. MURPHY
                                                    ---------------------
                                                      Michael R. Murphy

Dated as of this 6th day of June, 2002.              /s/ BARRY B. DONNELL
                                                     --------------------
                                                       Barry B. Donnell

Dated as of this 6th day of June, 2002.               /s/ JOHN W. ALLISON
                                                      -------------------
                                                         John W. Allison

Dated as of this 6th day of June, 2002.           /s/ THOMAS A. BROUGHTON, III
                                                    ----------------------------
                                                      Thomas A. Broughton, III

Dated as of this 6th day of June, 2002.                 /s/ JOHN W LOWE
                                                       -----------------
                                                           John W Lowe

Dated as of this 10th day of June, 2002.               /s/ LEE ROY JORDAN
                                                        ------------------
                                                           Lee Roy Jordan

Dated as of this 10th day of June, 2002.               /s/ GERALD W. MOORE
                                                       -------------------
                                                           Gerald W. Moore

Dated as of this 10th day of June, 2002.            /s/ A. DOUGLAS JUMPER, SR.
                                                     --------------------------
                                                        A. Douglas Jumper, Sr.

Dated as of this 10th day of June, 2002.                /s/ MIKE KENNEDY
                                                        ----------------
                                                            Mike Kennedy